Exhibit 3.6

INKY

Ioanna Kallidou

36 Aigyptou Avenue, 6030

Larnaca, Cyprus

+35725030566

supervisor@inky.live

BYLAWS of INKY

ARTICLE I

Offices

Section 1. Registered Office.

The registered office of Inky (hereinafter called the “Corporation”), until changed by action of the Board of Directors of the Corporation (hereinafter called the “Board”), shall be 36 Aigyptou Avenue, 6030 Larnaca, Cyprus.

Section 2. Other Offices.

The Corporation may also have an office or offices and keep the books and records of the Corporation, except as may otherwise be required by the laws of the State of Nevada, at such other place or places either within or without the State of Nevada as the Board may from time to time determine or the business may require.

ARTICLE II

Meetings of the Sole Stockholder

Section 1.    Place of Meetings.

All meetings of the sole stockholder of the Corporation shall be held at such place within or without the State of Nevada as the Board may from time to time designate, as stated in the notice of such meeting or a duly executed waiver of notice thereof.

Section 2.    Annual Meetings.

The annual meeting of the sole stockholder of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such time and date as the Board shall designate.

Section 3.    Special Meetings.

Special meetings of the sole stockholder of the Corporation, for any purpose or purposes, may be called by the Chairman of the Board, the Chief Executive Officer (the “CEO”), the President, the Board, or the sole stockholder. If not otherwise fixed in accordance with these Bylaws, the record date for determining stockholders entitled to call a special meeting is the date the sole stockholder signs the notice of such meeting.

Section 4.    Notices of Meetings.

Except as may otherwise be required by law, notice of each meeting of the sole stockholder of the Corporation, annual or special, shall be in writing and shall state the place where it is to be held, the date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes thereof, and a copy thereof shall be served either personally or by mail upon such sole stockholder , not less than ten (10) nor more than sixty (60) days before the meeting either personally or by mail, or by any other method permitted by applicable law, (including, without limitation, on consent of a stockholder in accordance with applicable law, by electronic transmission which may be by facsimile, electronic mail, electronic network or any other electronic transmission consented to by the stockholder) by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to such sole stockholder. Notices of any meeting of the sole stockholder shall not be required to be given to such sole stockholder if such sole stockholder attends such meeting in person or by proxy except when the sole stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Notice of any adjourned meeting of the sole stockholder need not be given except as otherwise provided in this Article II. In the case of a special meeting the business transacted thereat shall be confined to the purposes stated in the notice thereof.

Section 5.    Quorum.

Except as otherwise provided by the laws of Nevada, at each meeting of the sole stockholder of the Corporation the holder of shares sufficient to cast a majority of the votes represented by all voting shares of stock of the Corporation issued and outstanding and entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum.

Section 6.    Adjournments.

At any annual or special meeting of the sole stockholder of the Corporation, such sole stockholder may adjourn the meeting from time to time to another time or place, at which time, if a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty days or a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to the sole stockholder of the Corporation.

Section 7.    Organization.

Each meeting of the sole stockholder shall be presided over by the Chairman of the Board, or in his absence by the CEO, or in his absence the President, or in the absence of the Chairman, the CEO, and the President by a Vice Chairman, or if neither the Chairman nor the President nor any Vice Chairman is present, by an Executive Vice President. The Secretary, or in his absence an Assistant Secretary, shall act as secretary of each meeting of the sole stockholder.

Section 8.    Order of Business.

The order of business at all meetings of the sole stockholder shall be as determined by the chairman of the meeting.

Section 9.    Voting.

With respect to each meeting of the sole stockholder of the Corporation, the sole stockholder shall be entitled to vote the common or other shares of voting stock standing in its name on the books of the Corporation and entitled to be voted at such meeting at the close of business on the day next preceding the day on which such meeting is held., provided that such sole stockholder attends the meeting, waives notice of the meeting or acts by written consent in lieu of a meeting. Each share of common stock shall be entitled to one vote per share. Each share of other voting stock of the Corporation shall be entitled to such number of votes as may be provided in the Certificate of Formation or resolutions of the Board of the Corporation establishing such stock. Except as permitted by law, shares of its own stock belonging to the Corporation shall not be voted directly or indirectly. The sole stockholder of the Corporation may cast such vote in person or by proxy appointed by an instrument in writing, signed by such sole stockholder or its duly authorized attorney and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted after three (3) years from its date, unless the proxy provides for a longer duration.

Section 10.    Action by Written Consent Without a Meeting.

Any action required or permitted to be taken at any annual or special meeting of the sole stockholder of the Corporation may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by such sole stockholder. An electronic transmission by the sole stockholder, or a facsimile or similar reproduction of a writing signed by the sole stockholder, shall be regarded as signed by the sole stockholder for purposes of this section.

ARTICLE III

Directors

Section 1.    General Powers.

The Board shall oversee the management of the business and affairs of the Corporation and may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Formation, as amended, or these Bylaws directed or required to be exercised or done by the sole stockholder of the Corporation.

Section 2.    Number; Vacancies.

The number of directors of the Corporation shall be determined as provided in the Certificate of Formation; thereafter, the number of directors shall be determined by resolution of the Board, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 3.    Quorum of Directors.

A majority of the director positions on the board shall constitute a quorum at any meeting, except when otherwise provided by law, or the bylaws, provided that a quorum may not be reduced to below one third of the number of director positions, but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. If the number of directors is reduced below the number that would constitute a quorum, no business may be transacted, except selecting directors to fill vacancies in conformance with Section 2 of this Article III.

Section 4.    Act of Directors’ Meeting.

If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board.

Section 5.    Place of Meeting.

The Board may hold its meetings at such places within or without the State of Nevada as the Board from time to time may determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

Section 6.    Annual Meeting.

The Board shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual election of directors, on the same day and at the same place at which such election is held or at such other time or place as shall be specified in a notice given as hereinafter provided for special meetings of the Board or in a consent and waiver of notice thereof signed by all the directors.

Section 7.    Regular Meetings.

Regular meetings of the Board shall be held at such times and places as the Board by resolution may determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at said place at the same hour on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.

Section 8.    Special Meetings; Notice.

Special meetings of the Board shall be held whenever called by the Chairman of the Board or by the Board. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least three (3) days before the day on which the meeting is to be held, or shall be delivered, at least one (1) day before the day on which the meeting is to be held, personally or by any other method permitted under applicable law (including, without limitation, on consent of a director in accordance with applicable law, by electronic transmission which may be by facsimile, electronic mail, electronic network or any other electronic transmission consented to by the director). If mailed, such notice shall be deemed to be delivered at the time when the same shall be deposited in the United States mail with sufficient postage thereon prepaid. If sent by electronic transmission, such notice shall be deemed to be provided when transmitted to the number or address provided by the director or otherwise communicated to the director by means consented to by the director, in each case in accordance with applicable law.

Section 9.    Organization.

At each meeting of the Board, the Chairman of the Board or in his absence the CEO or in his absence the President or in his absence the Vice Chairman, or in his absence a director chosen by a majority of the directors prevent, shall act as chairman of such meeting and preside thereat. The Secretary, or in his absence an Assistant Secretary, or in the absence of the Secretary and the Assistant Secretaries, any person appointed by the chairman shall act as secretary of the meeting and keep the minutes thereof.

Section 10.    Order of Business.

At all meetings of the Board business shall be transacted in the order determined by the chairman of the meeting, subject to the approval of the Board.

Section 11.    Resignations.

Any director may resign at any time by giving written notice to the Chairman or to the Secretary of the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 12.    Removal of Directors.

At any meeting of the sole stockholder called expressly for the purpose of removing a director or directors, any director or the entire Board may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

Section 13.    Compensation.

Each director, in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at directors’ meetings, or both, as the Board shall from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties. Each director who shall serve as a member of any committee of the Board, in consideration of his serving as such, shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board shall from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving proper compensation therefor.

Section 14.    Action by Written Consent Without a Meeting.

Any action required or permitted to be taken at a meeting of the Board or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of the Board or committee, as the case may be. Such consent shall be filed with the minutes of the proceedings of the Board or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting.

ARTICLE IV

Executive And Other Committees

Section 1.    Executive Committee.

The Board may designate an Executive Committee to consist of three or more members of the Board, one of whom shall be the Chairman of the Board who shall also serve as Chairman of the Executive Committee.

Section 2.    Vacancies.

The Board shall have the power to change the membership of the Executive Committee at any time, to fill vacancies therein and to discharge the Executive Committee or to remove any member thereof, either with or without cause, at any time.

Section 3.    Executive Committee to Report.

All completed action by the Executive Committee shall be reported to the Board at its meeting next succeeding such action or at its meeting held in the month following the taking of such action, and shall be subject to revision or alteration by the Board.

Section 4.    Procedure.

Meetings of the Executive Committee shall be held at such times and places as the Chairman of the Executive Committee may determine. The Executive Committee, by a vote of a majority of its members, may fix its rules of procedure, determine its manner of acting and specify what notice, if any, of meetings shall be given, except as the Board shall by resolution otherwise provide. A majority of the members on the Executive Committee shall constitute a quorum at any meeting of the Executive Committee. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Executive Committee.

Section 5.    Powers.

Except as otherwise provided by law or the Certificate of Formation, the Executive Committee shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation in the intervals between meetings of the Board in all cases in which specific directions shall not have been given by the Board, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 6.    Other Committees.

The Board may designate members of the Board to constitute other committees which shall in each case consist of such number of directors, and shall have and may execute such powers as may be determined and specified in the respective resolutions appointing them. A majority of all the members of any such committee may fix its rules of procedure, determine its manner of acting and fix the time and place, whether within or without the State of Nevada, of its meetings and specify what notice thereof, if any, shall be given, unless the Board shall otherwise by resolution provide. The Board shall have the power to change the membership of any such committee at any time, to fill vacancies therein and to discharge any such committee or to remove any member thereof, either with or without cause, at any time.

ARTICLE V

Officers of the Corporation and Chairman of the Board

Section 1.    Titles.

The principal officers of the Corporation shall be a President, a CEO, one or more Executive Vice Presidents or Vice Presidents, a Secretary and a Treasurer. Other officers may be appointed in accordance with the provisions of this Article V. One person may hold the office and perform the duties of any two or more of said officers.

Section 2.    Election, Term of Office and Qualifications.

The principal officers shall be elected annually by the Board. Each officer, except as may be appointed in accordance with the provisions of this Article V, shall hold office until his successor shall have been chosen and shall qualify or until his death or until he shall have resigned or until he shall have been removed in the manner hereinafter provided.

Section 3.    Appointive Officers.

The Board may from time to time appoint or delegate the appointment of such other officers as it may deem necessary, including one or more Assistant Secretaries and one or more Assistant Treasurers. Such officers shall hold office for such period, have such authority and perform such duties, subject to the control of the Board, as are in these Bylaws provided or as the CEO, the President or the Board may from time to time prescribe. The CEO and the President shall have authority to appoint and remove agents and employees and to prescribe their powers and duties and may authorize any other officer or officers to do so.

Section 4.    Removal.

Any officer elected by the Board may be removed either with or without cause, at any time by the Board at any meeting of the Board called for the purpose.

Section 5.    Resignation.

Any officer may resign at any time by giving written notice to the CEO or to the President or to the Secretary. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

Section 6.    Vacancies.

A vacancy in any office because of death, resignation, removal or other causes shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws for regular election or appointment to such office.

Section 7.    The Chief Executive Officer.

The Chief Executive Officer of the Corporation shall serve as the chief executive of the Corporation and have general and active supervision over the business and, affairs of the Corporation, subject to the control of the Board. In the absence or inability to act of the Chairman of the Board, the CEO shall, when present, preside at all meetings of the Board and of the sole stockholder of the Corporation. He shall have such powers and perform such duties as may from time to time be assigned to him by the Board or as may be prescribed by these Bylaws.

Section 8.    The President.

The President shall have such powers and perform such duties as may from time to time be assigned to him by the CEO or the Board or as may be prescribed by these Bylaws.

Section 9.    Executive Vice Presidents.

Each Executive Vice President shall have such powers and perform such duties as may from time to time be assigned to him by the CEO or the Board or as may be prescribed in these Bylaws.

Section 10.    Vice Presidents.

Each Vice President shall have such powers and perform such duties as may from time to time be assigned to him by the CEO or the Board or as may be prescribed in these Bylaws.

Section 11.    The Secretary.

The Secretary, if present, shall act as secretary at all meetings of the Board and of the sole stockholder of the Corporation and keep the minutes thereof in a book or books to be provided for that purpose; shall see that all notices required to be given by the Corporation are duly given and served; shall be custodian of the seal of the Corporation and shall affix the seal or cause it or a facsimile thereof to be affixed to all certificates of stock of the Corporation and to all documents the execution of which on behalf of the Corporation under its seal shall be duly authorized in accordance with the provisions of these Bylaws; shall have charge of the stock records of the Corporation; shall see that all reports, statements and other documents required by law are properly kept and filed; may sign, with any other proper officer of the Corporation thereunto authorized, certificates for stock of the Corporation; and, in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the CEO or the Board.

Section 12.    Assistant Secretaries.

The Assistant Secretaries shall perform such duties as from time to time may be assigned to them by the CEO, the Secretary or the Board. At the request of the Secretary, or in case of his absence or inability to act, any Assistant Secretary may act in his place.

Section 13.    The Treasurer.

The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds in the name of the Corporation in such banks or other depositories as shall be selected or authorized to be selected by the Board; shall render or cause to be rendered a statement of the condition of the finances of the Corporation at all regular meetings of the Board, and a full financial report at the annual meeting of the sole stockholder of the Corporation, if called upon so to do; shall receive and give receipt for moneys due and payable to the Corporation from any source whatsoever and, in general, shall perform or cause to be performed all the dudes incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the CEO or the Board.

Section 14.    Assistant Treasurers.

The Assistant Treasurers shall perform such duties as from time to time may be assigned to them by the CEO, the Treasurer or the Board. At the request of the Treasurer, or in case of his absence or inability to act, any Assistant Treasurer may act in his place.

Section 15.    The Chairman of the Board.

The Corporation shall also have a non-executive Chairman of the Board who shall, when present, preside at all meetings of the Board, the Executive Committee and the sole stockholder of the Corporation. He shall be ex officio a member of all committees of the Board unless otherwise provided in the Board resolution providing for a particular committee. In general, he shall perform all the duties incident to the office of non-executive Chairman of the Board and such other duties as the Board may from time to time determine. or as may be prescribed in these Bylaws.

Section 16.    Vice Chairman.

One or more Vice Chairman may also be elected by the Board and, if elected, each Vice Chairman shall have such powers and perform such duties as may from time to time be assigned to him by the Chairman of the Board or the Board or as may be prescribed in these Bylaws.

ARTICLE VI

Contracts, Checks, Bank Accounts, Etc.

Section 1.    Contracts, etc., How Executed.

The Board may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances and if the Board so provides may be delegated by the person so authorized; and, unless so authorized by the Board or these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

Section 2.    Loans.

No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board. When so authorized, the CEO, the President or an Executive Vice President may effect loans and advances at any time for the Corporation from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances the CEO, the President or an Executive Vice President or a Vice President or the Treasurer may make, execute and deliver, with the counter-signature, unless otherwise authorized by the Board, of the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, bonds, debentures, promissory notes or other evidences of indebtedness of the Corporation and, when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time held by the Corporation and to that end execute and deliver instruments of mortgage or pledge or otherwise transfer such property. Any authority so granted by the Board may be general or confined to specific instances and if the Board so provides may be delegated by the person so authorized.

Section 3.    Checks, Drafts, etc.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, as shall from time to time be determined by resolution of the Board.

Section 4.    Deposits.

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the CEO, the President or any other officer or officers authorized by the Board shall direct in such banks, trust companies or other depositaries as may be selected by the CEO, the President or any other officer or officers or agent or agents to whom power in that respect shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by such officer or officers or agent or agents as shall be determined by the CEO, the President or any other officer or officers designated by the Board.

Section 5.    General and Special Bank Accounts.

The Board or the CEO, the President or any other officer or officers designated by the Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as may be selected by the CEO, the President or any other officer or officers or agent or agents to whom power in that respect shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

ARTICLE VII

Waiver of Notice

Whenever any notice whatever is required to be given by these Bylaws or by statute, the person entitled thereto may in person, or in the case of a stockholder by his attorney thereunto duly authorized, waive such notice in writing (including telegraph, cable, radio or wireless), whether before or after the meeting, or other matter in respect of which such notice is to be given, and in such event such notice need not be given to such person and such waiver shall be equivalent to such notice, and any action to be taken after such notice or after the lapse of a prescribed period of time may be taken without such notice and without the lapse of any period of time.

ARTICLE VIII

Seal

The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and the year of its incorporation.

ARTICLE IX

Fiscal Year

The fiscal year of the Corporation shall begin on the first day of December and end on the last day of November in each year.

ARTICLE X

Amendments

These Bylaws may be amended, altered or repealed, at any regular meeting of the Board, by a vote of a majority of the total number of the directors except as provided below. The Corporation's sole stockholder may amend or repeal these Bylaws even though these Bylaws also may be amended or repealed by its Board.

Signature of Ioanna Kallidou __/s/ Ioanna Kallidou_____